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                             STOCKHOLDERS AGREEMENT

          Stockholders Agreement dated as of August 22, 1997 among (i) TRAMMELL CROW RETAIL SERVICES, INC., a Delaware corporation (the "COMPANY"), (ii) TRAMMELL CROW COMPANY, a Texas close corporation ("TCC"), (iii) DOPPELT & COMPANY, an Ohio corporation ("DOPPELT"), and (iv) JEFFREY J. DOPPELT, the holder of 100% of Doppelt's outstanding common stock. TCC and Doppelt are referred to collectively as the "STOCKHOLDERS".

          The parties hereby agree as follows:

          SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms have the indicated meanings:

          "AFFILIATE" of a person means any other person controlling, controlled by or under common control with such person, whether by ownership of voting securities, by contract or otherwise.

          "CAUSE" has the meaning set forth in Jeffrey Doppelt's employment agreement with TCC.

          "COMMON STOCK" means the Company's Common Stock, $.01 par value per share, and any successor security to such Common Stock.

          "FAIR MARKET VALUE" as of any date means the value of the Common Stock determined by dividing (x) five times the Company's trailing 12-month EBITDA (earnings before interest, taxes, depreciation and amortization determined in accordance with generally accepted accounting principles consistently applied) based on the most recent financial information of the Company available as of such date less the amount of the Company's outstanding indebtedness for borrowed money as of such date (other than indebtedness incurred to finance the Company's acquisition of Doppelt and other indebtedness to the extent that the proceeds thereof are distributed to TCC and not retained by the Company), by (y) the number of shares of Common Stock on a fully-diluted basis as of such date giving effect to the exercise of all options, warrants or similar rights to acquire Common Stock.

          "FORCED RESIGNATION" has the meaning set forth in Jeffrey Doppelt's employment agreement with TCC.

          "INDEPENDENT THIRD PARTY" means any person who does not own in excess of 10% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under

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common control with any such 10% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Common Stock.

          "INVESTOR STOCK" means Common Stock held by TCC, its Affiliates and their respective transferees.

          "HOLDBACK STOCK" means Management Stock with respect to which holdback restrictions have not lapsed in accordance with the provisions of Section 2 hereof.

          "MANAGEMENT STOCK" means Common Stock or TCC common stock now or hereafter acquired by Doppelt.

          "SALE OF THE COMPANY" means the acquisition of beneficial ownership of a majority or more of the outstanding voting securities of the Company by any person or "group" (as that term is used in Regulation 13D under the Securities Exchange Act of 1934) other than TCC and its Affiliates.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "TCC COMMON STOCK" means the common stock of TCC or a newly-formed Delaware corporation that will serve as a holding company for TCC in connection with the initial public offering of TCC common stock.

          "VOLUNTARY TERMINATION" means the voluntary termination of employment with the Company by Jeffrey Doppelt within five years after the date hereof other than as a result of a Forced Resignation.

          SECTION 2.   HOLDBACK RESTRICTIONS.

          (a) RESTRICTIONS ON MANAGEMENT STOCK. Except as set forth in Section 2(b), Holdback Stock may not be sold, pledged or otherwise disposed of by Doppelt without the Company's prior written consent. As of the date hereof, all Management Stock held by Doppelt constitutes Holdback Stock. The transfer restrictions set forth in this Section 2 will lapse on a cumulative basis (i) with respect to 30% of the shares of such Management Stock on each of the first and second anniversaries of the date hereof, (ii) with respect to 20% of the Management Stock on the third anniversary of the date hereof, and (iii) with respect to 10% of the Management Stock on each of the fourth and fifth anniversaries of the date hereof; provided, however, that such transfer restrictions shall lapse in full in the event of termination of Jeffrey Doppelt's employment by the Company without Cause or in the event of either a Sale of the Company or Jeffrey Doppelt's Forced Resignation, death or permanent disability during the term of Doppelt's employment. Notwithstanding the foregoing, Doppelt shall be entitled to receive all dividends declared with respect to such Holdback Stock, to exercise all voting rights with respect to such Holdback Stock and to exercise all other rights of ownership with respect thereto, subject only to the transfer and


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repurchase restrictions set forth in this Agreement.  In addition, Jeffrey
Doppelt agrees that his shares of Doppelt & Company common stock may not be sold, pledged or otherwise disposed of during the five-year period beginning on the date of this Agreement without the Company's prior written consent other than pursuant to a Permitted Transfer described in clause (i) of
Section 2(b) below.

          (b)  CERTAIN PERMITTED TRANSFERS.  Notwithstanding the provisions of
Section 2(a), (i) Management Stock may be transferred directly or indirectly to members of Jeffrey Doppelt's family group (including by trust, gift, will or pursuant to applicable laws of descent and distribution) and (ii) Doppelt may transfer a beneficial interest in up to $650,000 of the Management Stock to employees of Doppelt pursuant to a trust arrangement whereby Doppelt retains ownership of such shares; provided that, in connection with any transfer pursuant to this Section 2(b) (each, a "PERMITTED TRANSFER"), Jeffrey Doppelt shall retain voting power over such stock and each such transferee shall agree with the Company and TCC (or TCC's parent corporation) in writing to be bound by the provisions of this Agreement, in which event such transferee shall be deemed to be a "Stockholder" hereunder and such shares shall continue to constitute Management Stock. Jeffrey Doppelt's "FAMILY GROUP" means Jeffrey Doppelt's spouse and lineal descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of Jeffrey Doppelt, his spouse and/or lineal descendants.

          SECTION 3.   REPURCHASE ON TERMINATION OF EMPLOYMENT.

          (a) REPURCHASE OPTION. Upon the termination of Jeffrey Doppelt's employment with the Company for any reason, the Company may elect to repurchase all but not less than all of the Management Stock held by Doppelt at a cash price per share equal to Fair Market Value as of the date of termination.

          (b) REPURCHASE PROCEDURE. The Company may exercise its option to purchase Management Stock pursuant to this Section 3 by delivery to Doppelt, within 30 days after the termination of Jeffrey Doppelt's employment, of a written notice specifying the number of shares of Management Stock to be repurchased. The closing of any repurchase of Management Stock pursuant to this
Section 3 shall take place not later than 90 days following the termination of Jeffrey Doppelt's employment.

          (c) CLAW-BACK RIGHTS. In the event that, within six months after any repurchase of Management Stock pursuant to Section 3(a), either the Company's outstanding stock or substantially all of the Company's assets is sold to a third party that is not an Affiliate of TCC at a price reflecting a valuation for the Common Stock in excess of the price paid for such Management Stock, concurrently with such sale the Company shall pay to the Management Stockholder an amount equal to such excess (determined on a per-share basis) multiplied by the number of shares of Management Stock purchased from such Management Stockholder.


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          SECTION 4.   OTHER RESTRICTIONS ON TRANSFER.

          (a)  RIGHT OF FIRST REFUSAL.

               (i) Not less than 30 days prior to any proposed transfer of Management Stock (other than a Permitted Transfer), the transferring Stockholder shall deliver to TCC a written notice (the "OFFER NOTICE") specifying in reasonable detail the number of shares to be transferred, the identity of the transferee(s), the price (which shall be payable solely in cash) and the other terms and conditions of the proposed transfer. TCC may elect to purchase all but not less than all of the Management Stock proposed to be transferred upon the terms and conditions specified in the Offer Notice by delivering to the transferring Stockholder a written notice of such election within the 20-day period following its receipt of the Offer Notice (the "ELECTION PERIOD"). Any purchase of such shares by TCC shall be consummated within 30 days following expiration of the Election Period.

               (ii) In the event that TCC does not elect to purchase the Management Stock described in the Offer Notice, during the 30-day period following expiration of the Election Period, the transferring Stockholder may transfer such Management Stock to the transferee(s) specified in the Offer Notice on terms no more favorable to such transferee(s) than those specified in the Offer Notice. Any shares of Management Stock not transferred within such 30-day period shall again be subject to this
     Section 4(a) in connection with any proposed transfer thereof.

          (b) STOCK LEGEND. The certificates representing Management Stock shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _______________, 19__, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 22, 1997 AMONG TRAMMELL CROW RETAIL SERVICES, INC. AND CERTAIN STOCKHOLDERS THEREOF, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS.


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          (c)  OPINION OF COUNSEL.  No Stockholder may sell, transfer or dispose of any shares of Common Stock (other than pursuant to an effective registration statement under the Securities Act) without first delivering to the Company upon its request an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer.

          SECTION 5. SALE OF THE COMPANY. If the holders of a majority of the Investor Stock approve a Sale of the Company to an Independent Third Party, whether by merger, consolidation, sale of all of the outstanding Common Stock or otherwise (an "APPROVED SALE"), the Stockholders shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as stockholders in connection with the consummation of such Approved Sale. If the Approved Sale is structured as a sale of stock, the Stockholders shall agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the holders of a majority of the Investor Stock then outstanding. The obligations of the Stockholders with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option.

          SECTION 6. PARTICIPATION RIGHTS. Not less than 30 days prior to any proposed transfer of Common Stock by TCC or any Affiliate of TCC (whether by merger, consolidation, sale of Common Stock or otherwise), such transferring Stockholder shall deliver to the other Stockholders a written notice (the "SALE NOTICE") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Each other Stockholder may elect to participate in the proposed transfer by delivering to the transferring Stockholder a written notice of such election within the 20-day period following delivery of the Sale Notice. If any Stockholders elect to participate in such transfer, the transferring Stockholder and each such participating Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Common Stock then held by the transferring Stockholder or such participating Stockholder, as the case may be, by the aggregate percentage of the Common Stock then held by the transferring Stockholder and all participating Stockholders, multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. The participating Stockholders shall pay a pro rata portion of the transaction expenses associated with such transfer. This Section 6 shall not apply to transfers to Affiliates of TCC (provided that such Affiliates shall continue to be bound by the terms hereof).

          SECTION 7. PREEMPTIVE RIGHTS. If the Company proposes to issue any shares of Common Stock or other securities exercisable for or convertible into Common Stock (other than issuances for non-cash consideration, issuances to directors, officers, employees and consultants of the Company, issuances to lenders in connection with financing transactions and issuances pursuant to registered public offerings), each Stockholder shall have the right of first refusal to purchase a


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portion of such securities equal to such Stockholder's percentage interest in the Common Stock on a fully-diluted basis immediately prior to such issuance. The Company shall give each Stockholder at least 20 days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Stockholder the opportunity to purchase such securities at the same price, on the same terms, and at the same time as the securities are proposed to be issued by the Company. A Stockholder may exercise its right of first refusal by delivery of an irrevocable written notice to the Company not more than 10 days after delivery of the Company's notice. The obligation of the Stockholders exercising their rights pursuant to this Section 7 to purchase and pay for securities shall be conditioned upon the consummation of the proposed issuance by the Company.

          SECTION 8.   RESERVED.

          SECTION 9.   REGISTRATION RIGHTS.

          (a) PIGGYBACK REGISTRATION. In the event that, following the initial public offering of TCC common stock (the "TCC IPO"), TCC or its parent corporation proposes to register any TCC common stock under the Securities Act in connection with a public offering for the account of TCC or its parent corporation on any form (other than Form S-4 or Form S-8) that would legally permit the inclusion of Management Stock, TCC or its parent corporation shall give each of the holders of Management Stock written notice thereof as soon as practicable but in no event less than 30 days prior to such registration, and shall include in such registration all Management Stock requested in writing to be included therein, subject to the limitations set forth in this Section 9(a). If in connection with such proposed registration the managing underwriter for such offering advises TCC or its parent corporation that the amount of securities requested to be included therein exceeds the number of shares that can be sold in such offering either (i) at a price reasonably related to the then-current market value of the TCC common stock or (ii) without materially and adversely affecting the offering, any shares to be sold by TCC or its parent corporation in such offering shall have priority over any Management Stock, and the shares to be included by holders of Management Stock in such registration shall be reduced pro rata on the basis of the respective numbers of shares of TCC common stock held by such holders and all other holders of TCC's securities exercising similar registration rights.

          (b) COSTS OF REGISTRATION. TCC or its parent corporation shall bear the costs of each registration in which Stockholders participate pursuant to this Section 9, including the reasonable fees and expenses of one counsel for the selling holders of Management Stock (to be selected by the holders of a majority of the Management Stock to be included in such registration) but excluding any underwriting discounts or commissions on the sale of Management Stock or the fees and expenses of any additional counsel retained by such holders. As a condition to the inclusion of Management Stock in any registration, the selling holders and TCC or its parent corporation shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to TCC or its parent corporation and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no holder of Management


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Stock shall be required to incur indemnification obligations (whether several or joint and several) which is in excess of the net proceeds received by such holder pursuant to such registration or which relates to information not supplied by such holder for inclusion in the registration statement.

          (c) APPLICABILITY OF RIGHTS. The provisions of this Section 9 shall not apply to any holder of Management Stock whose shares of Management Stock are freely tradeable under SEC Rule 144 without limitation as to volume.

          SECTION 10. LIQUIDITY RIGHTS. In the event that the TCC IPO has not occurred by the fifth anniversary of the date hereof and Jeffrey Doppelt is no longer employed by TCC or its Affiliates (other than as a result of a Voluntary Termination or Jeffrey Doppelt's election not to renew his Employment Agreement pursuant to paragraph 1 thereof), Doppelt shall have the right, exercisable on one occasion by delivery of written notice to the Company, to require the Company or TCC to repurchase all or any portion of the then-outstanding Management Stock at Fair Market Value. The closing of the purchase of such Management Stock shall take place within 30 days of delivery of such notice, and the Company shall pay the purchase price for such Management Stock in cash in five equal installments payable on the date of closing and the succeeding four anniversaries of such closing date. The portion of such purchase price not paid on the closing date shall bear interest at the rate of prime plus 2.0% per annum until paid.

          SECTION 11. ASSIGNMENT OF RIGHTS; REPRESENTATIONS ON SALE. The Company may assign to one or more third parties its right to repurchase shares of Management Stock pursuant to Section 3, subject only to compliance with applicable securities laws. The purchasers of Management Stock pursuant to Sections 3 and 4 shall be entitled to receive customary representations and warranties from the seller regarding the seller's good title to, and freedom from liens, encumbrances and restrictions on the sale of, such Management Stock.

          SECTION 12. TRANSFERS IN VIOLATION OF AGREEMENT. Any transfer or attempted transfer of any Common Stock in violation of this Agreement shall be void, and the Company shall not be obligated to record such transfer on its books or treat any purported transferee of such Common Stock as the owner of such shares for any purpose.

          SECTION 13. AMENDMENT AND WAIVER. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Investor Stock or Management Stock unless such amendment or waiver is approved in writing by the Company, TCC or Doppelt, as the case may be. Once so approved by TCC or Doppelt, such amendment or waiver shall be binding on all holders of Investor Stock or Management Stock, as applicable. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

          SECTION 14. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such


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invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          SECTION 15. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, TCC or its parent corporation and their respective successors and transferees, and by Doppelt and its Permitted Transferees, in each case so long as such persons hold Common Stock.

          SECTION 17. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 18. REMEDIES. The Company, TCC and Doppelt shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, TCC or Doppelt may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any legal proceedings seeking to enforce any rights or obligations under this Agreement, the prevailing party shall be entitled to recover its attorneys fees and costs in connection with such proceeding from the non-prevailing party.

          SECTION 19. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or sent by telecopy (confirmed in writing) or sent by reputable overnight courier service for next-day delivery (charges prepaid) to the parties at their respective addresses set forth below, or at such address or to the attention of such other person as the


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recipient party has specified by prior written notice to the sending party.
Notices will be deemed to have been given hereunder when delivered personally, on the date of transmission if sent by confirmed telecopy (or on the next business day if transmission is not made on a business day) or on the next business day after deposit with a reputable overnight courier service.

          The Company's and TCC's address is:

               7535 East Hampden Avenue
               Suite 650
               Denver, CO 80231-4845
               Attention:  William Rothacker
                           Stephen M. Moyski
                           Lucy L. Dinneen
               Telecopy No.: (303) 695-4334

               With a copy to:

               Brownstein Hyatt Farber & Strickland, P.C.
               410 Seventeenth Street, Suite 2200
               Denver, Colorado 80220-4437
               Attention:  John R. Garrett, Esq.
               Telecopy No.: (303) 623-1956

          Doppelt's address is:

               Doppelt & Company
               30195 Chagrin Boulevard
               Suite 320
               Pepper Pike, OH 44124
               Telecopy No.: (216) 464-1891

               With a copy to:

               Kahn, Kleinman, Yanowitz & Arnson
               Tower at Erieview, Suite 2600
               1301 East 9th Street
               Cleveland, OH 44114-1824
               Attention: Richard S. Rivitz, Esq.
               Telecopy No.: (216) 696-6744

          SECTION 20. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions


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concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Colorado.

          SECTION 21. TERMINATION; SURVIVAL. This Agreement (other than Sections 2 and 9 hereof) shall terminate and be of no further force and effect upon consummation of the TCC IPO. This Agreement shall terminate in its entirety on the tenth anniversary of the date hereof.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       TRAMMELL CROW RETAIL SERVICES, INC.




                                       By: /s/ William Rothaker
                                          -----------------------------------
                                       Name:  William Rothaker
                                       Title: President


                                       TRAMMELL CROW COMPANY




                                       By: /s/ William Rothaker
                                          -----------------------------------
                                       Name:  William Rothaker
                                       Title: Executive Vice President


                                       DOPPELT & COMPANY



                                       By: /s/ Jeffery J. Doppelt
                                          -----------------------------------
                                       Name:  Jeffery J. Doppelt
                                       Title: President


                                       /s/ Jeffery J. Doppelt
                                       --------------------------------------
                                       Jeffrey J. Doppelt



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